SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ATLANTIC  BANCGROUP, INC.
(Name of Registrant as Specified in its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials

☐
Check  box if any part of the fee is offset as provided by Exchange Act Rule  0-11 (a)(2)  and identify the filing for which the  offsetting fee was  paid  previously.  Identify  the  previous  filing by  Registration Statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On September 24, 2010, the following was posted on Atlantic BancGroup, Inc. and Oceanside Bank’s website:

Proxy statement/Prospectuses related to a Special Meeting of Shareholders to be held on October 28, 2010, were mailed to shareholders on September 24, 2010. You are urged to read the Proxy Statement/Prospectus, including its annexes, carefully and in its entirety. You may vote by completing, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided. Regan & Associates, Inc., a proxy solicitation firm, will assist Atlantic BancGroup, Inc. in soliciting proxies prior to the Special Meeting. Proxies may also be solicited by certain of Atlantic BancGroup, Inc.’s directors, officers and employees, personally or by telephone, facsimile or other means of communication.